Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Radiant Logistics, Inc. Registration Statements on Form S-8 (File Nos. 333-190683 and 333-179869) and the Registration Statement on Form S-3 (File No. 333-179868) of our report dated April 24, 2015 relating to the financial statements of Wheels Group Inc. which appears in this Current Report on Form 8-K/A of Radiant Logistics, Inc. dated April 27, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

Toronto, Ontario

April 27, 2015